Exhibit 99

Accenture Reports Strong First-Quarter Fiscal 2020 Results

-- Revenues increase 7% in U.S. dollars and 9% in local currency to $11.4 billion --

-- EPS are $2.09, a 7% increase --

-- Operating income increases 8% to $1.77 billion, with operating margin of 15.6%, an expansion of 20 basis points --

-- New bookings are $10.3 billion, with consulting bookings of $6.0 billion and outsourcing bookings of $4.3 billion --

-- Company declares quarterly cash dividend of $0.80 per share, a 10% increase over the equivalent quarterly rate last year --

-- Accenture updates business outlook for fiscal 2020, including narrowing its range for full-year revenue growth to 6-8% in local currency from 5-8% previously, and its range for EPS to $7.66-$7.84 from $7.62-$7.84 previously --

NEW YORK; Dec. 19, 2019 — Accenture (NYSE: ACN) reported financial results for the first quarter of fiscal 2020, ended Nov. 30, 2019, with revenues of $11.4 billion, an increase of 7 percent in U.S. dollars and 9 percent in local currency over the same period last year.

Diluted earnings per share were $2.09, an increase of 7 percent from the first quarter last year.

Operating income was $1.77 billion, an 8 percent increase over the same period last year, and operating margin was 15.6 percent, an expansion of 20 basis points.

New bookings for the quarter were $10.3 billion, with consulting bookings of $6.0 billion and outsourcing bookings of $4.3 billion.

Julie Sweet, Accenture’s chief executive officer, said, “We are very pleased with our strong first-quarter financial results and the continued momentum across our business. With 9 percent revenue growth in local currency, we again gained significant market share. We also delivered strong profitability and cash flow, and returned $1.2 billion in cash to shareholders while continuing to invest significantly in our business.

“Our strong, broad-based results across industries and geographic markets reflect the diversity and scale of Accenture’s business around the world. With our unparalleled technology capabilities, deep industry and function expertise, focus on continuous innovation, and incredibly talented people, we are uniquely positioned to continue driving value for our clients and all our stakeholders.”

Financial Review

Revenues for the first quarter of fiscal 2020 were $11.36 billion, compared with $10.61 billion for the first quarter of fiscal 2019, an increase of 7 percent in U.S. dollars and 9 percent in local currency, above the company’s guided range of $10.9 billion to $11.2 billion. The foreign-exchange impact for the quarter was approximately negative 2 percent, consistent with the assumption provided in the company’s fourth-quarter earnings release.

▪	Consulting revenues for the quarter were $6.38 billion, an increase of 7 percent in U.S. dollars and 9 percent in local currency compared with the first quarter of fiscal 2019.

▪	Outsourcing revenues were $4.98 billion, an increase of 7 percent in U.S. dollars and 9 percent in local currency compared with the first quarter of fiscal 2019.

Diluted EPS for the quarter were $2.09, compared with $1.96 for the first quarter last year. The $0.13 increase in EPS reflects:

▪	a $0.17 increase from higher revenue and operating results;

▪	a $0.06 increase from higher non-operating income; and

▪	a $0.01 increase from a lower share count;

partially offset by

▪	an $0.11 decrease from a higher effective tax rate.

Gross margin (gross profit as a percentage of revenues) for the quarter was 32.1 percent, compared with 31.1 percent for the first quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.88 billion, or 16.6 percent of revenues, compared with $1.67 billion, or 15.7 percent of revenues, for the first quarter last year.

Operating income for the quarter increased 8 percent, to $1.77 billion, or 15.6 percent of revenues, compared with $1.63 billion, or 15.4 percent of revenues, for the first quarter of fiscal 2019.

The company’s effective tax rate for the quarter was 23.6 percent, compared with 19.8 percent for the first quarter last year.

Net income for the quarter was $1.38 billion, a 6 percent increase from $1.29 billion for the first quarter last year.

Operating cash flow for the quarter was $787 million, and property and equipment additions were $95 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $692 million. For the same period last year, operating cash flow was $1.03 billion; property and equipment additions were $78 million; and free cash flow was $950 million.

Days services outstanding, or DSOs, were 43 days at Nov. 30, 2019, compared with 40 days at Aug. 31, 2019 and 42 days at Nov. 30, 2018.

Accenture’s total cash balance at Nov. 30, 2019 was $5.8 billion, compared with $6.1 billion at Aug. 31, 2019.

New Bookings

New bookings for the first quarter were $10.3 billion and reflect a negative 1 percent foreign-currency impact compared with new bookings in the first quarter last year.

▪	Consulting new bookings were $6.0 billion, or 58 percent of total new bookings.

▪	Outsourcing new bookings were $4.3 billion, or 42 percent of total new bookings.

Revenues by Operating Group

Revenues by operating group were as follows:

▪	Communications, Media & Technology: $2.25 billion, compared with $2.13 billion for the first quarter of fiscal 2019, an increase of 5 percent in U.S. dollars and 7 percent in local currency.

▪	Financial Services: $2.19 billion, compared with $2.12 billion for the first quarter of fiscal 2019, an increase of 3 percent in U.S. dollars and 6 percent in local currency.

▪	Health & Public Service: $1.97 billion, compared with $1.75 billion for the first quarter of fiscal 2019, an increase of 12 percent in U.S. dollars and 13 percent in local currency.

▪	Products: $3.22 billion, compared with $2.93 billion for the first quarter of fiscal 2019, an increase of 10 percent in U.S. dollars and 12 percent in local currency.

▪	Resources: $1.73 billion, compared with $1.65 billion for the first quarter of fiscal 2019, an increase of 5 percent in U.S. dollars and 7 percent in local currency.

Revenues by Geographic Region

Revenues by geographic region were as follows:

▪	North America: $5.29 billion, compared with $4.86 billion for the first quarter of fiscal 2019, an increase of 9 percent in both U.S. dollars and local currency.

▪	Europe: $3.79 billion, compared with $3.71 billion for the first quarter of fiscal 2019, an increase of 2 percent in U.S. dollars and 7 percent in local currency.

▪	Growth Markets: $2.28 billion, compared with $2.04 billion for the first quarter of fiscal 2019, an increase of 12 percent in U.S. dollars and 13 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

As previously disclosed, the company has moved from a semi-annual to a quarterly schedule for dividend payments in fiscal 2020. On Nov. 15, 2019, a quarterly cash dividend of $0.80 per share was paid to shareholders of record at the close of business on Oct. 17, 2019. These cash dividend payments totaled $508 million.

Accenture plc has declared a quarterly cash dividend of $0.80 per share for shareholders of record at the close of business on Jan. 16, 2020. This dividend is payable on Feb. 14, 2020.

In fiscal 2019, the company paid semi-annual cash dividends of $1.46 per share, equivalent to quarterly payments of $0.73 per share. The quarterly dividend of $0.80 per share this year represents a 10 percent increase over the equivalent quarterly rate in fiscal 2019.

Share Repurchase Activity

During the first quarter of fiscal 2020, Accenture repurchased or redeemed 3.8 million shares for a total of $729 million, including approximately 3.3 million shares repurchased in the open market.

Accenture’s total remaining share repurchase authority at Nov. 30, 2019 was approximately $3.0 billion.

At Nov. 30, 2019, Accenture had approximately 635 million total shares outstanding.

Business Outlook

Second Quarter Fiscal 2020

Accenture expects revenues for the second quarter of fiscal 2020 to be in the range of $10.85 billion to $11.15 billion, 5 percent to 8 percent growth in local currency, reflecting the company’s assumption of a negative 1 percent foreign-exchange impact compared with the second quarter of fiscal 2019.

Fiscal Year 2020

Accenture’s business outlook for the full 2020 fiscal year continues to assume that the foreign-exchange impact on its results in U.S. dollars will be negative 1 percent compared with fiscal 2019.

For fiscal 2020, the company now expects revenue growth to be in the range of 6 percent to 8 percent in local currency, compared with 5 percent to 8 percent previously.

Accenture continues to expect operating margin for the full fiscal year to be in the range of 14.7 percent to 14.9 percent, an expansion of 10 to 30 basis points from fiscal 2019.

The company continues to expect its annual effective tax rate to be in the range of 23.5 percent to 25.5 percent.

The company now expects diluted EPS to be in the range of $7.66 to $7.84, compared with $7.62 to $7.84 previously.

For fiscal 2020, the company continues to expect operating cash flow to be in the range of $6.35 billion to $6.75 billion; property and equipment additions to be $650 million; and free cash flow to be in the range of $5.7 billion to $6.1 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EST today to discuss its first-quarter financial results. To participate, please dial +1 (877) 692-8955 [+1 (234) 720-6979 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EST today, Dec. 19, and continuing until Thursday, Mar. 19, 2020. The replay will also be available via telephone by dialing +1 (866) 207-1041 [+1 (402) 970-0847 outside the United States, Puerto Rico and Canada] and entering access code 7450880 from 10:30 a.m. EST today, Dec. 19, through Thursday, Mar. 19, 2020.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions — underpinned by the world’s largest delivery network — Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With 505,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: Accenture’s results of operations could be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture could face legal, reputational and financial risks if the company fails to protect client and/or company data from security breaches or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; as a result of Accenture’s geographically diverse operations and its growth strategy to continue to expand in its key markets around the world, the company is more susceptible to certain risks; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if Accenture does not successfully manage and develop its relationships with key alliance partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of Accenture’s contracts include fees subject to the attainment of targets or specific service levels, which could increase the variability of the company’s revenues and impact its margins; Accenture might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contacts:

Stacey Jones
Accenture Media Relations
+1 (917) 452-6561
stacey.jones@accenture.com

Angie Park
Accenture Investor Relations
+1 (703) 947-2401
angie.park@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended
	November 30, 2019	% of Revenues	November 30, 2018	% of Revenues
REVENUES:
Revenues	$11,358,958	100.0%	$10,605,546	100.0%
OPERATING EXPENSES:
Cost of services	7,711,199	67.9%	7,308,121	68.9%
Sales and marketing	1,191,123	10.5%	1,070,016	10.1%
General and administrative costs	689,373	6.1%	598,397	5.6%
Total operating expenses	9,591,695		8,976,534
OPERATING INCOME	1,767,263	15.6%	1,629,012	15.4%
Interest income	27,419		19,631
Interest expense	(5,474)		(4,505)
Other income (expense), net	11,439		(33,654)
INCOME BEFORE INCOME TAXES	1,800,647	15.9%	1,610,484	15.2%
Income tax expense	425,479		319,160
NET INCOME	1,375,168	12.1%	1,291,324	12.2%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,741)		(1,888)
Net income attributable to noncontrolling interests – other (1)	(16,459)		(14,716)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,356,968	11.9%	$1,274,720	12.0%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,356,968		$1,274,720
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,741		1,888
Net income for diluted earnings per share calculation	$1,358,709		$1,276,608
EARNINGS PER SHARE:
-Basic	$2.13		$2.00
-Diluted	$2.09		$1.96
WEIGHTED AVERAGE SHARES:
-Basic	635,722,309		638,877,445
-Diluted	649,389,444		652,151,450
Cash dividends per share	$0.80		$1.46
_________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase U.S. Dollars	Percent Increase Local Currency
	Three Months Ended
	November 30, 2019	November 30, 2018 (1)
OPERATING GROUPS
Communications, Media & Technology	$2,245,448	$2,134,576	5%	7%
Financial Services	2,189,913	2,120,162	3	6
Health & Public Service	1,968,837	1,754,490	12	13
Products	3,216,705	2,928,510	10	12
Resources	1,733,533	1,651,539	5	7
Other	4,522	16,269	n/m	n/m
Total	$11,358,958	$10,605,546	7%	9%
GEOGRAPHY
North America	$5,287,812	$4,856,302	9%	9%
Europe	3,789,657	3,713,832	2	7
Growth Markets	2,281,489	2,035,412	12	13
Total	$11,358,958	$10,605,546	7%	9%
TYPE OF WORK
Consulting	$6,377,251	$5,967,372	7%	9%
Outsourcing	4,981,707	4,638,174	7	9
Total	$11,358,958	$10,605,546	7%	9%
_________

(1)
Effective September 1, 2019 we revised the reporting of our geographic regions for the movement of one country from Growth Markets to Europe. Prior period amounts have been reclassified to conform with the current period presentation.

OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	November 30, 2019		November 30, 2018
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$391,157	17%	$387,021	18%	$4,136
Financial Services	316,232	14	360,848	17	(44,616)
Health & Public Service	251,992	13	197,435	11	54,557
Products	521,978	16	437,585	15	84,393
Resources	285,904	16	246,123	15	39,781
Total	$1,767,263	15.6%	$1,629,012	15.4%	$138,251

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	November 30, 2019	August 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,810,537	$6,126,853
Short-term investments	3,303	3,313
Receivables and contract assets	8,577,386	8,095,071
Other current assets	1,214,878	1,225,364
Total current assets	15,606,104	15,450,601
NON-CURRENT ASSETS:
Contract assets	58,071	71,002
Investments	278,765	240,313
Property and equipment, net	1,386,440	1,391,166
Lease assets	3,154,501	—
Goodwill	6,300,004	6,205,550
Other non-current assets	6,386,827	6,431,248
Total non-current assets	17,564,608	14,339,279
TOTAL ASSETS	$33,170,712	$29,789,880
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$3,698	$6,411
Accounts payable	1,581,112	1,646,641
Deferred revenues	2,986,524	3,188,835
Accrued payroll and related benefits	4,652,038	4,890,542
Lease liabilities	710,787	—
Other accrued liabilities	1,265,249	1,329,467
Total current liabilities	11,199,408	11,061,896
NON-CURRENT LIABILITIES:
Long-term debt	15,935	16,247
Lease liabilities	2,651,651	—
Other non-current liabilities	3,702,510	3,884,046
Total non-current liabilities	6,370,096	3,900,293
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	15,167,138	14,409,008
NONCONTROLLING INTERESTS	434,070	418,683
TOTAL SHAREHOLDERS’ EQUITY	15,601,208	14,827,691
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$33,170,712	$29,789,880

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	November 30, 2019	November 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,375,168	$1,291,324
Depreciation, amortization and other	399,458	211,685
Share-based compensation expense	274,929	246,516
Change in assets and liabilities/other, net	(1,262,644)	(722,017)
Net cash provided by (used in) operating activities	786,911	1,027,508
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(95,063)	(77,691)
Purchases of businesses and investments, net of cash acquired	(109,848)	(200,417)
Proceeds from the sale of businesses and investments	39,200	441
Other investing, net	(182)	4,799
Net cash provided by (used in) investing activities	(165,893)	(272,868)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	300,400	266,182
Purchases of shares	(729,211)	(788,327)
Cash dividends paid	(508,381)	(932,838)
Other financing, net	(11,032)	(7,185)
Net cash provided by (used in) financing activities	(948,224)	(1,462,168)
Effect of exchange rate changes on cash and cash equivalents	10,890	9,958
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(316,316)	(697,570)
CASH AND CASH EQUIVALENTS, beginning of period	6,126,853	5,061,360
CASH AND CASH EQUIVALENTS, end of period	$5,810,537	$4,363,790